As filed with the Securities and Exchange Commission on January 12, 2010
Registration No. 333-157128

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Amendment No. 3
to
FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its governing instruments)

233 Wilshire Blvd, Suite 310
Santa Monica, California 90401
Telephone: (310) 395-2083
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
________________

Jay H. Shidler
President and Chief Executive Officer
233 Wilshire Blvd, Suite 310
Santa Monica, California 90401
Telephone: (310) 395-2083
(Name, address, including zip code and telephone number,
including area code, of agent for service)
________________

Copies to:

Howard A. Nagelberg, Esq. Daniel L. Dominguez, Esq. Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison St., Suite 3900 Chicago, Illinois 60606 (312) 984-3100	Lauren B. Prevost, Esq. Heath D. Linsky, Esq. Morris, Manning & Martin, LLP 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 (404) 233-7000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of	to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	Per Share	Price(1)	Fee
Senior Common Stock, $0.0001 par value per share(2)	35,000,000	$10.00	$350,000,000	$14,580(3)
Senior Common Stock, $0.0001 par value per share (4)	5,000,000	$10.00	$50,000,000	$1,965(5)
Total Senior Common Stock, $0.0001 par value per share	40,000,000		$400,000,000	$16,545(6)
Listed Common Stock, $0.0001 par value per share	(7)			(8)

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2)	Represents shares issuable pursuant to the registrant’s primary offering.

(3)
Of the $14,580 registration fee calculated in connection with the registration of $350,000,000 of shares of Senior Common Stock pursuant to this Form S-11 Registration Statement, a registration fee of $11,790 was previously paid to register $300,000,000 of shares of Senior Common Stock (calculated at $39.30 per $1,000,000 registered) upon the initial filing of this Form S-11 Registration Statement on February 6, 2009.  The remaining $2,790 registration fee was previously paid to register an additional $50,000,000 of shares of Senior Common Stock (calculated at $55.80 per $1,000,000 registered) upon the filing of Amendment No. 1 to this Form S-11 Registration Statement on June 10, 2009.

(4)	Represents shares issuable pursuant to the registrant’s dividend reinvestment plan.

(5)	Previously paid in connection with Form S-11 Registration Statement, filed February 6, 2009.

(6)
Of the $16,545 registration fee due in connection with the filing of this Form S-11 Registration Statement, $13,755 was previously paid upon the initial filing of this Form S-11 Registration Statement on February 6, 2009, and $2,790 was previously paid upon the filing of Amendment No. 1 to this Form S-11 Registration Statement on June 10, 2009.

(7)	An indeterminate number of shares of Listed Common Stock may be issued from time to time upon conversion of the Senior Common Stock.

(8)
No additional consideration will be received for the Listed Common Stock issuable upon conversion of the Senior Common Stock. No additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

F-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby.

Payable by Registrant
SEC registration fee	$16,545
Blue Sky fees and expenses	5,000
FINRA filing fee	40,500
Accounting fees and expenses	600,000
Seminars	13,250
Sales and advertising expenses	524,205
Legal fees and expenses	850,000
Printing expenses	1,150,000
Transfer agent expenses	375,000
Bona Fide Due Diligence	425,500
Total	$4,000,000

Item 32. Sales to Special Parties

Not applicable.

Item 33. Recent Sales of Unregistered Securities

As part of our formation transactions, on March 19, 2008, we sold an aggregate of 1,180,000 shares of our Listed Common Stock to designees of Venture for an aggregate purchase price of $6,350,000. As part of this sale, 1,000,000 shares of Listed Common Stock were issued to an individual and five entities, including an entity controlled by Jay H. Shidler, at a price of $5.00 per share, or $5,000,000 in the aggregate, and 180,000 shares of Listed Common Stock were issued to a single entity at a price of $7.50 per share, or $1,350,000 in the aggregate. The issuance of the shares of Listed Common Stock was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made only to qualifying investors and on terms negotiated as an integral part of our formation transactions.

We also granted to Venture an option to purchase up to 500,000 shares of Listed Common Stock at a price of $7.50 per share, which option was exercisable for three months following March 19, 2008. The issuance of the option was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to a qualifying investor and on terms negotiated as an integral part of our formation transactions. Venture did not exercise this option.

On March 19, 2008, we also issued to the Advisor, in return for $100, a share of Proportionate Voting Preferred Stock entitling the Advisor to vote on all matters for which our stockholders are entitled to vote. The rights of the Proportionate Voting Preferred Stock are set out in Articles Supplementary to our charter. The number of votes that the Advisor is entitled to cast in respect of its Proportionate Voting Preferred Stock is initially equal the number of shares of our Listed Common Stock which are issuable upon redemption of Common Units and Preferred Units that were outstanding on March 19, 2008, immediately following the consummation of our formation transactions, for shares of Listed Common Stock. The Proportionate Voting Preferred Stock represented approximately 94.18% of our voting power immediately following the consummation of our formation transactions. As Common Units and Preferred Units are redeemed at the option of the unitholder, the number of votes attaching to the Advisor’s Proportionate Voting Preferred Stock will be decreased by an equivalent amount. The Advisor will not be entitled to any regular or special dividend payments or other distributions on its Proportionate Voting Preferred Stock. The Advisor has agreed in the Advisory Agreement to cast the votes of the Proportionate Voting Preferred Stock in direct proportion to the votes that are cast by holders of the underlying Common Units and Preferred Units. The issuance of the share of Proportionate Voting Preferred Stock was effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to a qualifying investor and on terms negotiated as an integral part of our formation transactions.

On September 25, 2009, we issued an aggregate of 789,095 shares of Listed Common Stock in exchange for unsecured promissory notes of the Operating Partnership in an aggregate amount of approximately $3.0 million.  These shares were issued without registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder, as the offering was made to qualifying investors.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Under Maryland law, unless limited by the charter, indemnification is mandatory if a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding arising from his service as a director or officer unless such indemnification is not otherwise permitted as described in the following sentence. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

In Maryland, reasonable expenses may be advanced to a director or to an officer, employee or agent who is not a director to the same extent that they may be advanced to a director unless limited by the charter. Advances to directors, officers, employees and agents prior to the final adjudication of a proceeding may be generally authorized in the corporation’s charter or bylaws, by action of the board of directors or by contract. The director, officer, employee or agent must give to the corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by him or on his behalf providing that if it is ultimately determined that the standard of conduct has not been met, said director, officer, employee or agent will repay the amount advanced.

Our charter provides that we will indemnify each of our current and former directors and officers, including the advancement of expenses (without requiring a preliminary determination of the ultimate entitlement to indemnification), unless it is established under the MGCL that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event of any amendment to the MGCL permitting us to provide broader indemnification rights than are currently set forth in our charter, such rights would be provided to the fullest extent required or permitted by the MGCL as so amended). Our charter also provides that we may indemnify, including the advancement of expenses (without requiring a preliminary determination of the ultimate entitlement to indemnification), our current and former employees and agents as may be authorized by the board of directors in the specific case and permitted by applicable law or our bylaws. However, we will not indemnify any indemnitee in connection with a proceeding initiated by such indemnitee unless such proceeding was authorized by the board of directors pursuant to a resolution approved by a majority of the directors then in office, or where such proceeding is to enforce rights to indemnification or in a contract approved by the board of directors pursuant to a resolution approved by a majority of directors then in office.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements

The consolidated financial statements and financial statement schedules of Pacific Office Properties Trust, Inc. and Waterfront Partners OP, LLC are incorporated into this registration statement and the prospectus included herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as amended, our Current Report on Form 8-K filed with the SEC on June 10, 2009 (as amended on November 23, 2009), our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as amended, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

(b) Exhibits

The list of exhibits filed with or incorporated by reference in this registration statement is set forth below.

Exhibit No.	Description

1.1	Form of Dealer Manager Agreement.
1.2	Form of Participating Dealer Agreement (included in Exhibit 1.1).
3.1
Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed November 23, 2009 (File No. 001-09900) and incorporated herein by reference).

3.2
Articles Supplementary of the Company dated November 20, 2009 (previously filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed November 23, 2009 (File No. 001-09900) and incorporated herein by reference).

3.3
Articles of Amendment of the Company dated November 20, 2009 (previously filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed November 23, 2009 (File No. 001-09900) and incorporated herein by reference).

3.4
Articles of Amendment of the Company dated January 5, 2010 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

3.5
Articles Supplementary of Board of Directors Classifying and Designating a series of common stock as Senior Common Stock, dated January 5, 2010 (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

3.6	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 25, 2008 (File No. 001-09900) and incorporated herein by reference).
4.1	Form of Subscription Agreement, included as Appendix A to prospectus.
4.2	Dividend Reinvestment Plan, included as Appendix B to prospectus.
5.1	Opinion of Venable LLP, as to the legality of the securities being registered.
8.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, as to tax matters.
10.1
Advisory and Servicing Agreement between ALI Advisor, Inc. and the Company dated June 13, 1988 (previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB filed March 31, 2005 (File No. 001-09900) and incorporated herein by reference).

10.2
Indemnification Agreement dated May 12, 1992 between the Company and Robert Blackwell (previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-KSB filed March 31, 2005 (File No. 001-09900) and incorporated herein by reference).

10.3
Indemnification Agreement dated October 1, 1991 between the Company and Burton Freireich (previously filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-KSB filed March 31, 2005 (File No. 001-09900) and incorporated herein by reference).

10.4
Master Formation and Contribution Agreement dated October 3, 2006 between the registrant and POP Venture, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2006 (File No. 001-09900) and incorporated herein by reference).

10.5
Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated November 2, 2006, between the Company and POP (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 6, 2006 (File No. 001-09900) and incorporated herein by reference).

10.6
Second Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 11, 2006 (File No. 001-09900) and incorporated herein by reference).

10.7
Third Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 29, 2007 (File No. 001-09900) and incorporated herein by reference).

10.8
Fourth Amendment to Master Formation and Contribution Agreement, dated November 9, 2007, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2007 (File No. 001-09900) and incorporated herein by reference).

10.9
Master Amendment to Contribution Agreements, dated November 9, 2007, between the Company and Pacific Office Contributor (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 13, 2007 (File No. 001-09900) and incorporated herein by reference).

10.10
Form of Contribution Agreement, dated November 2, 2006, between the Company and Pacific Office Contributor (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006, and incorporated herein by reference).

10.11
Purchase and Contribution Agreement and Joint Escrow Instructions dated as of February 27, 2008 between 5 Torrey Hills Venture, LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (File No. 001-09900) (the “2008 3Q Form 10-Q”) and incorporated herein by reference).

10.12
Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 27, 2008 by and among Buie Carlsbad Building A, LLC, Buie Carlsbad Lot 10, LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.2 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.13
Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 27, 2008 by and among Buie Carlsbad Building B LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.3 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.14
Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 27, 2008 between Buie Scripps Ranch Office Building LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.4 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.15
Purchase and Contribution Agreement and Joint Escrow Instructions dated as of February 27, 2008 between Buie Carlsbad LLC and Shidler West Investment Partners, LP (previously filed as Exhibit 10.5 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.16
Membership Interest Purchase Agreement dated as of April 30, 2008 by and among the Pacific Office Properties, L.P., and STIRR Black Canyon, LLC, and POP/BC Mezzanine, L.L.C. (previously filed as Exhibit 10.6 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.17
Membership Interest Purchase Agreement dated as of May 23, 2008 by and among the Pacific Office Properties, L.P., STIRR USB Towers, LLC and POP/USB Partners, LLC (previously filed as Exhibit 10.7 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.18
Membership Interest Purchase Agreement dated as of May 23, 2008 by and among the Pacific Office Properties, L.P., STIRR 2155 Kalakaua, LLC and 2155 Mezzanine, LLC (previously filed as Exhibit 10.8 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.19
Second Amended and Restated Agreement of Limited Partnership of Pacific Office Properties, L.P. dated as of December 30, 2009 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

10.20	Form of Promissory Note (previously filed as Exhibit 10.11 to the 2008 3Q Form 10-Q and incorporated herein by reference).

10.21
Membership Interest Purchase Agreement dated as of August 14, 2008, by and between STIRR SoCal Portfolio II, LLC and Pacific Office Properties, L.P. (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 20, 2008 (File No. 001-09900) and incorporated herein by reference).

10.22
Credit Agreement dated as of August 25, 2008, by and among Pacific Office Properties, L.P., Keybank National Association, and Keybank Capital Markets (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 29, 2008 (File No. 001-09900) and incorporated herein by reference).

10.23
Amended and Restated Advisory Agreement dated as of March 3, 2009, by and among the Company, Pacific Office Properties, L.P., and Pacific Office Management, Inc. (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 9, 2009 (File No. 001-09900) and incorporated herein by reference).

10.24
First Amendment to Amended and Restated Advisory Agreement dated as of September 25, 2009, by and among the Company, Pacific Office Properties, L.P., and Pacific Office Management, Inc. (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed September 28, 2009 (File No. 001-09900) and incorporated herein by reference).

10.25
Pacific Office Properties Trust, Inc. 2008 Directors’ Stock Plan (previously filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 1, 2009 (File No. 001-09900) and incorporated herein by reference).

10.26
Form of Restricted Stock Unit Award Agreement under the Company’s 2008 Directors’ Stock Plan (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (File No. 001-09900) and incorporated herein by reference).

10.27
Credit Agreement dated as of September 2, 2009 between Pacific Office Properties, L.P. and First Hawaiian Bank (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 4, 2009 (File No. 001-09900) and incorporated herein by reference).

10.28
Promissory Note dated September 2, 2009 issued by Pacific Office Properties, L.P. to First Hawaiian Bank (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 4, 2009 (File No. 001-09900) and incorporated herein by reference).

10.29
Amendment to Loan Documents, dated as of December 31, 2009, among First Hawaiian Bank, Pacific Office Properties, L.P. and Shidler Equities L.P. (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

10.30
Indemnification Agreement dated as of September 2, 2009 between Pacific Office Properties, L.P and Shidler Equities L.P. (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed September 4, 2009 (File No. 001-09900) and incorporated herein by reference).

10.31
Amendment to Indemnification Agreement, dated as of December 31, 2009, between Pacific Office Properties, L.P and Shidler Equities L.P. (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 5, 2010 (File No. 001-09900) and incorporated herein by reference).

10.32
Exchange Agreement, dated as of September 23, 2009, by and among Pacific Office Properties, L.P., Shidler Equities, L.P., Reynolds Partners, L.P., MJR Equities, LLC, JRI Equities, LLC and Lawrence J. Taff (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 28, 2009 (File No. 001-09900) and incorporated herein by reference).

16.1
Letter from PricewaterhouseCoopers LLP, dated September 25, 2009, to the Securities and Exchange Commission (previously filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed October 1, 2009 (File No. 001-09900) and incorporated herein by reference).

21.1	List of subsidiaries of the registrant (previously filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed March 30, 2009 (File No. 001-09900) and incorporated herein by reference).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of McGladrey & Pullen, LLP.
23.3	Consent of Venable LLP (included in Exhibit 5.1).
23.4	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 8.1).

24.1	Power of Attorney (contained on the signature pages hereto).
____________

Item 37. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, state of California, on the 12th day of January, 2010.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:         /s/ Jay H. Shidler
Name:    Jay H. Shidler
Title:      Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jay H. Shidler	Chairman of the Board and Chief Executive Officer	January 12, 2010
Jay H. Shidler	(Principal Executive Officer)

*	Chief Financial Officer	January 12, 2010
Lawrence J. Taff	(Principal Financial and Accounting Officer)

*	Director	January 12, 2010
Michael W. Brennan

*	Director	January 12, 2010
Robert L. Denton

*	Director	January 12, 2010
Clay W. Hamlin

*	Director	January 12, 2010
Paul M. Higbee

*	Director	January 12, 2010
Thomas R. Hislop

*By:          /s/ Jay H. Shidler
Name:            Jay H. Shidler
Title:          Attorney-in-fact